Exhibit 1

TRIDAN CORP.

CODE OF ETHICS

A copy of this code of ethics is incorporated by reference to Exhibit 1 to the registrant’s Form N-CSR dated June 15, 2010, for its fiscal year ended April 30, 2010, filed electronically with the Securities and Exchange Commission.